Exhibit 99.1

Ocean Power Technologies Acquires Strategic Subsea Technology to Expand Operational Infrastructure Supporting Maritime Dominance

Transaction Extends Company’s Operational Infrastructure Offering to the Subsea Market

MONROE TOWNSHIP, N.J., July 23, 2026 – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), today announced the acquisition of strategic subsea developmental technology assets from Columbia Power Technologies, Inc., expanding the potential of the Company’s operational infrastructure portfolio to extend its capabilities from the ocean surface to the seabed.

The acquisition strengthens OPT’s position as a provider of persistent operational infrastructure supporting autonomous maritime operations.

The acquired intellectual property and engineering portfolio complements the Company’s existing capabilities in offshore power, autonomous surface vehicles, maritime sensing, communications and AI-enabled software while adding an innovative subsea power capability designed to enable persistent underwater operations. Together, these technologies create a potentially more comprehensive operational infrastructure platform capable of supporting missions across the maritime domain.

“The future of maritime operations will depend on resilient, persistent operational infrastructure that supports autonomous systems above and below the surface,” said Philipp Stratmann, President and Chief Executive Officer of Ocean Power Technologies. “This acquisition expands our technology portfolio with an innovative subsea capability that complements our existing solutions and reinforces our strategy to deliver operational infrastructure across the maritime domain for defense, security and commercial customers.”

The acquisition potentially expands OPT’s ability to address evolving requirements for persistent underwater operations, including resident autonomous systems, subsea sensing, distributed communications, underwater vehicle support and long-duration maritime missions. The acquired capability positions OPT to enhance its portfolio of operational infrastructure technologies and provides a foundation for supporting future customer requirements in both defense and commercial maritime markets.

The transaction has been structured as an asset acquisition, securing ownership of strategic intellectual property and technical capabilities while preserving financial flexibility.

In addition to expanding OPT’s technology portfolio, the acquisition includes developmental work and early customer engagement that can accelerate commercialization, reduce development risk and shorten the Company’s path to market for future subsea solutions.

The transaction closed effective, July 22, 2026.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the integration and deployment of the strategic subsea developmental technology assets from Columbia Power Technologies, Inc., the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com